                                                                    EXHIBIT 10.8

Confidiential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the the Securities and Exchange Commission.

                MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT


THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (this "Agreement") is effective as of this 30th day of May, 1997, ("Effective Date") by and between MetaSolv Software, Inc. ("MetaSolv"), a Delaware corporation with principal offices at 14900 Landmark, Suite 530, Dallas, Texas 75240 and Qwest Communications Corporation with principal offices at 555 17th Street, Suite 1000, Denver, Colorado 80202.

The terms of this Agreement shall apply to each Software license granted and to all services provided by MetaSolv under this Agreement. When completed and executed by both parties, an Order, as described below, shall evidence the Software licenses granted and the services to be provided by MetaSolv under this Agreement.

For the purposes of this Agreement, the defined terms set forth herein shall apply to the respective capitalized terms and their respective singular, plural and verb forms.

1.   Definitions

     a) The term "Agreement" includes this Master Software License and Services Agreement, and any Orders accepted by MetaSolv which reference it.

     b) The term "Software" shall mean the software and related documentation owned or distributed by MetaSolv for which Customer is granted a license under this Agreement, the user guides and manuals for use of the Software, and updates.

     c) The term "Order" shall mean a written order for MetaSolv products or services signed by Customer, accepted by MetaSolv, and referencing this Agreement. Customer agrees to include a reference to this Agreement, by Agreement number, in all of its orders submitted for MetaSolv products or services.

     d) The term "Designated System" shall mean the computer hardware and operating system designated on the relevant Order.

     e) Unless otherwise specified in the Order, "User" shall mean an individual who is authorized by Customer to use the Software on the Designated System.

2.   Software License

     a)   Rights Granted. MetaSolv grants to Customer a nonexclusive license to
          --------------
          use the Software Customer obtains under this Agreement as follows:

          i) Customer shall use the Software solely for its own internal data processing operations on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated Users (if any User limitations apply), or other limitation specified on the Order. Customer may not use the Software for third-party training, commercial timesharing, rental or service bureau use.

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          ii) Customer may make up to two archival copies of the Software, for backup or disaster recovery purposes only, which will include MetaSolv's copyright, trademark and proprietary notices. Customer may use the archival copy in a backup or disaster recovery situation as if it were the original, in accordance with the licensing rights and restrictions of this Agreement.

     b)   Verification.
          ------------

          i) At MetaSolv's written request, not more frequently than annually, Customer shall furnish MetaSolv with a signed certification verifying that the Software is being used pursuant to the provisions of this Agreement, including any User and other limitations, and listing the locations, types and serial numbers of the systems on which the Software is run.

          ii)  [*]

     c)   Ownership Rights. Title and ownership rights to Software, in its
          ----------------
          original form and any modified version, shall remain with MetaSolv and its applicable licensors. Where modification of any licensed Software is expressly permitted by written communication from MetaSolv, title and ownership rights to non-MetaSolv material that Customer incorporates into a modified or derivative version of the Software shall remain with Customer or Customer's third-party licensor. This paragraph does not authorize modification of the Software.

     d)   Rights in Data. MetaSolv may use any suggestions and improvements
          --------------
          (other than those that qualify as "Proprietary Information") that Customer happens to furnish to it in connection with this Agreement, and Customer grants MetaSolv an unrestricted, irrevocable and royalty-free license, without warranty of any kind, to include them in MetaSolv's product or service offerings. Customer shall retain any ownership of such suggestions and improvements, with an unrestricted right to use in any manner Customer's ideas, designs, concepts, inventions, techniques, discoveries or improvements.

     e)   Patent and Copyright Indemnification. MetaSolv indemnifies Customer
          ------------------------------------
          from any action brought against Customer to the extent that it is based on a claim that the Software infringes any duly issued patent or any copyright in the United States or Canada. MetaSolv's indemnity obligations shall not extend to (i) infringement arising out of unauthorized use of the Software, (ii) a non-MetaSolv modification of the Software after delivery by MetaSolv, (iii) the combination, operation, or use of the Software with non-MetaSolv programs or data if such infringement would have been avoided by the combination, operation or use of the Software with other programs or data. MetaSolv shall pay all damages and costs attributable to an action and finally awarded against Customer, provided that: MetaSolv is promptly informed in writing of each such claim, suit or proceeding; Customer shall

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* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

          permit MetaSolv to control the defense in settlement thereof; and Customer shall cooperate in the defense and settlement thereof. Customer shall furnish a copy of each communication, notice or other action relating to the alleged infringement and shall provide MetaSolv authority, information and assistance (at MetaSolv's expense) necessary to defend or settle such claim. If the Software becomes, or, in MetaSolv's opinion is likely to become, the subject of a claim of infringement subject to this indemnity, then MetaSolv may, at its option (i) procure for Customer the right to use that Software free of any liability for infringement, (ii) replace the Software with a non-infringing substitute complying substantially with all the requirements of this Agreement, or (iii) refund the license fee previously paid for the infringing Software, less a charge for the value of Customer's prior use of the Software based upon a five (5) year depreciation schedule, and accept return of the infringing Software. THE FOREGOING INDEMNITY OBLIGATIONS CONSTITUTE METASOLV'S SOLE LIABILITY AND CUSTOMER'S SOLE REMEDY FOR INFRINGEMENT OF PATENTS AND COPYRIGHTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

3.   Restriction of License

     a)   Except as otherwise specifically authorized by this Agreement:

          i) Customer shall not copy, modify, sublicense, distribute, transfer, reverse engineer or reverse compile the Software, nor shall Customer prepare derivative works incorporating the Software.

          ii) Neither Customer nor its personnel having had access to the Software or documentation may use it to design software with similar or competitive functionality for distribution to third parties, nor to distribute or deliver educational courses or materials based on the Software or documentation to persons other than to Customer or contractors, and then only for the purpose of providing Software-related services to Customer.

4.   License Fees & Payment

     a) All fees and payments are to be made in U.S. dollars. License fees and payment terms are determined on the Order submitted by Customer and accepted by MetaSolv. Each Order submitted shall be subject to applicable license fees. A finance charge of 1.5% per month (but in no event more than the maximum allowed by law) shall be assessed on all past-due amounts. Customer shall pay taxes arising out of Customer's purchase and use of Software under this Agreement, which do not include taxes based on MetaSolv's income.

5.   Services

     a) MetaSolv shall provide installation support and user training and other services, only as specified on the Order. All travel expenses incurred by MetaSolv as a result of such services shall be paid by Customer.

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6.   Maintenance

     a)   Initial Maintenance Period. For the Initial Maintenance Period
          --------------------------
          specified on the Order, MetaSolv shall provide Standard Maintenance Support for the Software at no additional charge.

     b)   Standard Maintenance Support. After the Initial Maintenance Period,
          ----------------------------
          for as long as MetaSolv generally offers Standard Maintenance Support for the Software to end-user licensees, Customer will automatically receive Standard Maintenance Support in successive 12-month periods based on MetaSolv's then current Standard Maintenance Support program. Fees for Standard Maintenance Support are payable at the beginning of each renewal maintenance period. Standard Maintenance Support includes:

          i) One (1) copy of standard maintenance releases as generally issued to end-user licensees under MetaSolv's Maintenance Support program for the correction of known errors, plus improvements, modifications and enhancements that MetaSolv incorporates into the Software and does not market as a separate product.

          ii) MetaSolv's standard telephone customer service "hot-line" support for reporting Software errors. MetaSolv will make reasonable timely efforts to correct errors in the Software reported in this way. Maintenance Support at any time covers only the current release of the Software, plus the most recent prior release for up to six months after release of the current Software. Error correction applies only to Software used as authorized by this Agreement and applicable documentation, and not to Software modified by Customer.

     c) Customer will designate in writing one primary Customer employee, and two back-up employees, as its single point of contact for MetaSolv's delivery of Standard Maintenance Support for the Software. Standard Maintenance Support communications and deliveries between Customer and MetaSolv shall be through the single point of contact. Customer shall be responsible for copying, distributing and otherwise disseminating such Standard Maintenance Support from the single point of contact throughout Customer. Customer may change its single point of contact upon reasonable written notice to MetaSolv.

7.   Term & Termination of Agreement

     a) If not otherwise specified on the Order, each Software license granted under this Agreement shall remain in effect perpetually unless the license or this Agreement is terminated in accordance with the following:

          i) For Cause. MetaSolv or Customer may terminate this Agreement and any license under it at any time if, after thirty (30) days' written notice, the other fails to correct a material breach of this Agreement. If such a termination occurs, then in addition to any other rights and remedies, Customer's rights to the Software shall end, and within thirty (30) days following termination, Customer shall either return to MetaSolv all copies of the Software, or destroy all copies of the Software and provide to MetaSolv written certification of this destruction.

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          ii) For Convenience. Customer may terminate any license under this Agreement for convenience at any time by delivery of written notice and either the return of all Software copies to MetaSolv, or their destruction with written certification of destruction delivered to MetaSolv.

8.   Confidentiality

     a) While this Agreement and related licenses are in effect, MetaSolv and Customer may disclose their proprietary and confidential information ("Proprietary Information") to each other. Each party shall clearly mark such information as "Proprietary", "Confidential", or by similar label. For example, the Software licensed to Customer includes Proprietary Information of MetaSolv. Customer and MetaSolv each shall hold the others' Proprietary Information in confidence, with the same degree of care that they apply to their own Proprietary Information of like importance, and never less than reasonable care. Neither party has any confidentiality obligation to the other under this Agreement for any information to the extent that it can show that the information: (i) is previously known by it without obligation of confidence, or without breach of this Agreement, (ii) is publicly disclosed through no wrongful act of the disclosure, (iii) is received from a third party without obligation of confidence and without breach of this Agreement, (iv) is independently developed by the disclosing party without access to the other's Proprietary Information, or (v) is approved for release by written authorization of the owner. The foregoing confidentiality obligation shall survive the termination of this Agreement.

9.   Warranty & Liability

     a) MetaSolv warrants that it has the right to grant the licenses provided by this Agreement.

     b) MetaSolv further warrants that during any Maintenance Support period, the Software shall perform the functions described in the documentation accompanying it, if properly used in accordance with the documentation's instructions and specifications.

     c) MetaSolv further warrants that services shall be performed in a professional manner in accordance with standards and practices generally observed in the industry for similar products and services.

     d) During any Maintenance Period, if the warranty is breached, MetaSolv shall take action to repair or replace defective Software, in accordance with its Maintenance Support obligations. For services, MetaSolv will reperform defective services, upon written notice from Customer received not more than thirty (30) days after the defective service was performed.

     e) METASOLV MAKES NO OTHER WARRANTY FOR ANY PRODUCTS OR SERVICES UNDER THIS AGREEMENT. THE WARRANTIES ABOVE ARE INSTEAD OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY OTHER WARRANTY OBLIGATION ON THE PART OF METASOLV OR ITS LICENSORS. FURTHERMORE, THE STATED REMEDIES FOR BREACH OF WARRANTY ARE EXCLUSIVE, AND METASOLV PROVIDES NO OTHERS.

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     f)   [*]

10.  Arbitration of Disputes

     a) Any dispute arising under this Agreement, shall be submitted to binding arbitration, to the American Arbitration Association ("AAA") in Dallas, Texas according to the rules and procedures of the AAA for commercial arbitration. Unless the parties agree otherwise, there shall be a single arbitrator selected by agreement among the parties or, if they cannot agree, designated by the AAA. It shall be the determination of the arbitrator as to which of the parties shall be responsible for any attorneys' fees and costs incurred by each party as a result of the Arbitration. The award of the arbitrator shall be final and binding upon the parties and may be confirmed by any court having jurisdiction over the parties and the controversy.

11.  General

     a) This Agreement may be assigned by Customer, but only to a controlling parent corporation, a controlled subsidiary corporation, or affiliate corporation under common control with Customer, in any event with written notice by Customer to MetaSolv, and Customer's written guarantee of the Assignee's performance.

     b) Neither party shall be liable for failure to perform any material obligation under this Agreement, if the failure is due to an event beyond its reasonable control.

     c) Each party shall comply with all applicable export control laws and regulations concerning the Software, including but not limited to the securing of export licenses and execution of letters of assurance as required under such laws or regulations.

     d) All notices and other communications required or permitted to be given under this Agreement shall be in writing, by certified mail or courier service, to the addresses given on the first page of this Agreement, unless by such notice a different address shall have been designated, and shall be considered effective when deposited in the U.S. mail, postage prepaid, and addressed to the appropriate party at the address noted above.

     e) This Agreement is the entire, exclusive set of terms and conditions for any transactions entered into under it, and may be modified only by a written instrument duly signed by authorized representatives of both parties. This Agreement is governed by the laws of the State of Texas.

     f) In the event either party at any time terminates this Agreement as stipulated in Paragraphs 2(c), 2(d), 3, 8, 9(e), 9(f), 10, and 11, in their entirety, shall survive the life of this Agreement.

     g) Termination of this Agreement or any license shall not relieve Customer's obligation to pay all fees

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* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

          that have accrued or are otherwise owed by Customer under any Order or other similar ordering document under this Agreement.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:


MetaSolv Software, Inc.              Qwest Communications Corporation



By: /S/ Michael J. Watters             By:   /S/ Steven Jacobsen
   -----------------------                ----------------------
   (Signature)                         (Signature)

     Michael J. Watters                      Steven Jacobsen
---------------------------            --------------------------
Michael J. Watters                     Typed or Printed Name

         CEO                                       SVP
---------------------------            --------------------------
CEO                                    Title

         6/5/97                                 6/3/97
---------------------------            --------------------------
Date                                   Date

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